MIDLAND CAPITAL HOLDINGS CORPORATION

EXHIBIT 11 - STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                                                       Three months ended
                                                       September 30, 1999
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Net Income                                                        $48,193
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Weighted average common shares outstanding
  for basic computation                                           363,975
                                                                  =======
Basic earnings per share                                         $   0.13
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Weighted average common shares outstanding
  for basic computation                                           363,975

Common stock equivalents due to dilutive effect of
  stock options                                                     3,777
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Weighted average common shares and equivalents
  Outstanding for diluted computation                             367,752
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Diluted earnings per share                                       $   0.13
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